                                                                    Exhibit 10.4

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          AGREEMENT  made as of the 17th day of November,  2003,  by and between
UNITED CAPITAL CORP., a Delaware  corporation (the "Company"),  having an office at 9 Park Place, Great Neck, New York and A.F. PETROCELLI,  residing at 152 West
Shore Road, Kings Point, New York 11024 (the "Executive"). W I T N E S S E T H

          WHEREAS,  the Executive serves as the Company's Chairman of the Board,
President and Chief Executive Officer;

          WHEREAS,  the  Executive  and the Company  previously  entered into an
Employment  Agreement  dated as of January 1, 1990, as  subsequently  amended on
December 3, 1990 and June 8, 1993 (collectively, the "Initial Agreement");

          WHEREAS,  the  Executive  and the  Company  have agreed to restate and amend  certain of the terms and  conditions  of the  Initial  Agreement,  all as provided herein and the Executive desires to be employed by the Company upon the terms and conditions set forth herein;

          NOW,  THEREFORE,  in  consideration  of the mutual  promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.  EMPLOYMENT.  The  Company  hereby  employs  the  Executive  as its
Chairman of the Board,  President and Chief Executive Officer, and the Executive
hereby accepts such employment,  subject to the terms and conditions hereinafter set forth.

          2. TERM. The  Executive's  employment  hereunder  shall continue for a
period  ending  on  December  31,  2003.   This   Agreement   will  be  extended
automatically thereafter for successive one year terms unless either the Company or the Executive gives the other written notice Forty-Five days prior to

December 31, 2003 or Ninety days prior to any subsequent  anniversary  date that the  Agreement is  terminated  on the  applicable  anniversary  of that date.

          3. DUTIES.  The  Executive  agrees that he will render his services to the Company as the Chairman of the Board,  President and Chief Executive Officer
of the  Company,  and shall  perform  the duties and  services  incident  to his position  which  shall be  substantially  similar to those  duties and  services previously  performed by him for the Company.  The  Executive  shall perform his services at the Company's offices at 9 Park Place,  Great Neck, New York, or the then principal  executive  offices of the Company as agreed to by the Executive, subject  to his taking  such  trips as are  required  to  perform  his  services hereunder.  The  Executive  agrees  that he will  not,  during  the term of this
Agreement,  engage in any other business  activity which  materially  interferes with the  performance  of his  obligations  under  this  Agreement,  except  for services,  from time to time, to the  subsidiaries and divisions of the Company.
The Company  acknowledges  that the  Executive's  employment  as Chairman of the
Board,  President and Chief Executive Officer of Prime Hospitality Corp does not materially  interfere  with  the  performance  of  his  obligations  under  this
Agreement.

          4. COMPENSATION.

               4.01.  SALARY. In consideration of the services to be rendered by the Executive hereunder, including, without limitation, any services rendered by him as an officer or director of the  Company or of any  parent,  subsidiary  or affiliate  of the  Company,  the Company  agrees to pay the  Executive  the base salary of $750,000 per annum,  which may be  increased  from time to time by the
Compensation  and  Stock  Option  Committee  of the  Board of  Directors  of the
Company. The Executive shall also be entitled to bonuses as determined from time to time by the Compensation and Stock Option Committee of the Board of Directors
of the  Company.

               4.02.   BENEFITS.   The  Executive  shall  also  be  entitled  to
vacations, sick leave and fringe benefits,  including, but not limited to, group health and term life  insurance and pension plans and the grant of stock options and similar  rights,  in accordance  with the Company's  policies and plans from time to time in effect for executive officers of the Company,  and shall receive such additional  benefits and  compensation as the Compensation and Stock Option
Committee  of the  Board of  Directors  may  determine  from  time to time.  The foregoing shall not in any way limit the Company's  ability,  in its discretion, to modify or  discontinue  any such plans which are from time to time in effect.

               4.03.   REIMBURSEMENT.   The  Executive   shall  be  entitled  to
reimbursement for all reasonable and necessary  travel,  entertainment and other business expenses incurred or expended by him incident to the performance of his duties as an officer of the Company, subject to a periodic accounting reasonably satisfactory to the Company.

               4.04.  DISABILITY.  Except as  hereinafter  provided  in  Section
5.03(b) hereof, the Company shall pay Executive,  for any period during which he is unable fully to perform his duties  because of physical or mental  disability or incapacity, an amount equal to the fixed compensation due him for such period less the aggregate amount of all income disability benefits which he may receive or to which  he may be  entitled  under or by  reason  of (i) any  group  health insurance plan; (ii) any applicable  compulsory  state disability law; (iii) the
Federal Social Security Act; (iv), any applicable workmen's  compensation law or similar law; and (v) any plan toward which the Company or any parent, subsidiary or  affiliate  of the Company has  contributed  or for which it has made payment deductions,  such as group accident or health policies.  The foregoing shall not in any way  limit  the  Company's  ability,  in its  discretion,  to  modify  or discontinue any such plans which are from time to time in effect.

          5. TERMINATION FOLLOWING CHANGE IN CONTROL

               5.01.  DEFINITIONS.  For  purposes of this  Agreement,  the terms listed below shall be defined as follows:

               (a) "Acts of Default" shall mean:

                    (i) A  willful  breach  by the  Executive  in  any  material respect  of  any of his  obligations  set  forth  in  this  Agreement;
          provided,  however,  that the Company  shall first have  informed  the
          Executive in writing,  and in reasonable  detail,  as to the manner in which the  Executive  has breached his  obligations  hereunder and the
          Executive,  within a reasonable period of time thereafter,  shall have failed to cure such failure or breach; or

                    (ii) the conviction of the Executive of a crime constituting a felony; or

                    (iii) the commission by the Executive of any material act of dishonesty  or breach  of trust  against  the  Company,  its  parents, subsidiaries and/or affiliates.

               (b) "Approved Director" shall mean any director whose election by the Board or nomination for election by the Company's  stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either  were  directors  on the  date  hereof  or who were  themselves  Approved
Directors.  The term  "Approved  Director"  shall  not  include  a  director  or directors  designated  by a person who has entered  into an  agreement  with the
Company  which,  if  consummated,  would  constitute a "change in control of the
Company," as defined herein.

               (c) "A change in control of the Company"  shall be deemed to have occurred if:

                    (i) any  "person"  or  "group"  (as used in this  Agreement,
          "person"  and  "group"  shall  have the  meanings  given such terms in
          Sections  13(d) and 14(d) of the  Securities  Exchange Act of 1934, as
          amended  (the  "Exchange  Act")),  other than (A) the  Executive  or a person  controlled  by him, (B) a trustee or other  fiduciary  holding securities  under an employee  benefit plan of the  Company,  or (C) a corporation owned, directly or indirectly,  by the stockholders of the
          Company in  substantially  the same  proportions  as the shares of the
          Company are currently held, is or becomes the  "beneficial  owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities and representing a greater  percentage of the combined voting power of the
          Company's  then  outstanding  securities  than the voting power of the securities  of  the  Company  of  which  the  Executive  or  a  person controlled  by him [or family  members of the  Executive]  is then the beneficial  owner;

                    (ii)  individuals  who  constitute  the  Board,  on the date
          hereof,   and  Approved  Directors  shall  cease  for  any  reason  to constitute a majority of the Board;  or

                    (iii) the  stockholders  of the Company  approve a merger or consolidation of the Company with any other corporation,  other than a merger or consolidation which would result in the voting securities of the  Company  outstanding  immediately  prior  thereto  continuing  to represent (either by remaining  outstanding or by being converted into voting  securities  of  the  surviving  entity)  at  least  80% of the combined voting power of the voting  securities of the Company or such
          surviving  entity   outstanding   immediately  after  such  merger  or
          consolidation,  or the  stockholders  of the Company approve a plan of complete  liquidation  of the Company or an agreement  for the sale or disposition  by  the  Company  of  all  or  substantially  all  of the
          Company's   assets.

               (d) "Good Reason"  shall mean,  without the  Executive's  express written  consent,  any of the  following  circumstances  unless,  in the case of paragraphs (i), (v) or (vi), such circumstances are fully corrected prior to the date of  termination  specified in the notice of  termination,  given in respect thereof:

                    (i)  the   assignment   to  the   Executive  of  any  duties
               inconsistent  with his  status  as the  Chairman  of the Board of
               Directors,  President and Chief Executive  Officer of the Company
               or a  substantial  adverse  alteration in the nature or status of his responsibilities  from those in effect immediately prior to a change in control of the Company;

                    (ii) a reduction  by the Company in the  Executive's  annual base salary as in effect on the date hereof or as the same may be increased  from time to time except for  across-the-board  salary reductions  similarly  affecting  all  senior  executives  of the
               Company and all senior executives of any person in control of the
               Company;

                    (iii) the failure by the Company to pay to the Executive any portion  of  his  current  compensation  except  pursuant  to  an across-the-board  compensation  deferral similarly  affecting all senior executives of the Company and all senior executives of any person in control of the  Company,  or the failure by the Company to pay to the Executive any portion of an installment of deferred compensation  under  any  deferred  compensation  program  of the
               Company,  within seven (7) days of the date such  compensation is due;

                    (iv) the  failure of the  Company  to obtain a  satisfactory agreement  from any successor to assume and agree to perform this
               Agreement;

                    (v) any purported termination of the Executive's  employment which is not effected pursuant to the terms of this Agreement; or

                    (vi) the  Executive  shall at any time be required to report to any person or entity  other than the Board of Directors of the
               Company.

               5.02.  TERMINATION.

               (a) In the event the Company  elects to terminate the  employment of the Executive  under this  Agreement as permitted  herein,  the Company shall send written notice to such effect to the Executive, which notice shall describe in  reasonable  detail the  actions  of the  Executive  constituting  the Act of
Default, and the Executive's employment under this Agreement, and this Agreement shall  thereupon  terminate as of a date to be  specified in such notice,  which date shall be not less than thirty  (30) days after the sending of such  notice.
For  purposes of this  Agreement,  purported  terminations  not  complying  with provisions  of this Section 5 shall not be  effective.

               (b) If any of the  events  described  in Section  5.01(c)  hereof constituting  a change in control of the Company shall have occurred at any time during the term of this  Agreement and the  Executive  shall have Good Reason to terminate his employment hereunder, the Executive shall be entitled to terminate his  employment  hereunder  and shall be  entitled to the  benefits  provided in
Section  5.03(b) hereof upon such  termination  for Good Reason.  Moreover,  the
Executive  shall be entitled to the benefits  provided in Section 5.03(b) hereof upon  termination  of his  employment  hereunder  by  the  Company  at any  time following a change in control  unless such  termination is initially (i) because of his death or disability or (ii) after an Act of Default.

               (c)  Notwithstanding  the  foregoing,   the  Executive  shall  be
entitled to terminate his employment for Good Reason at any time during the term of this  Agreement,  irrespective  of whether a change in control of the Company shall have occurred.  The Executive's right to terminate his employment pursuant to this  Subsection  shall not be affected by his  incapacity due to physical or mental illness.

               5.03. Compensation Upon Termination. Following termination of the
Executive's  employment  hereunder,  the  Executive  shall  be  entitled  to the following benefits:

               (a) If the  Executive's  employment  shall be  terminated  by the
Company after an Act of Default or by the Executive  other than for Good Reason, disability or death, the Company shall pay to the Executive his full base salary through  the date of  termination  at the rate in effect  at the time  Notice of
Termination  is given,  plus all other amounts to which he is entitled under any compensation  plan of the  Company at the time such  payments  are due,  and the
Company shall have no further obligations to the Executive under this Agreement.

               (b)  If  the  Executive's  employment  by the  Company  shall  be terminated following a change in control of the Company (i) by the Company other than  after  an Act of  Default,  or for  disability  or  death,  or (ii) by the

Executive  for Good Reason,  then he shall be entitled to the benefits  provided below:

                    (A) the Company shall pay the Executive his full base salary through the date of termination at the rate in effect at the time
               Notice of Termination  is given,  plus all other amounts to which he is entitled under any compensation plan of the Company, at the time such  payments are due except as otherwise  provided  below;

                    (B) In lieu of any further salary  payments to the Executive for periods  subsequent to the date of  termination,  the Company shall pay as severance  pay to the Executive a lump sum severance payment  (the  "Severance  Payment")  equal to the greater (i) of three (3) years  salary or (ii) the salary for the  remainder  of the  initial  term  of this  Agreement;

                    (C) In addition  to the  Severance  Payment,  and in lieu of shares  of the  Company's  Common  Stock,  $.10  par  value  (the
               "Company's Shares") issuable upon exercise of outstanding options
               (including  options  under  Section 422A of the Internal  Revenue
               Code of 1986, as amended (the  "Code"))  granted on or before the date of termination of this Agreement ("Options"), if any, to the
               Executive  including,  without limitation,  Options granted under the Company's 1988 Joint Incentive and Non-Qualified Stock Option
               Plan and  Incentive  and  Non-Qualified  Stock Option Plan (which
               Options  shall  be  cancelled  upon  the  making  of the  payment referred to below), the Executive shall receive an amount in cash equal to the product of (i) the excess of the higher of the price of the Company's Shares on the American Stock Exchange (or if not
               so listed,  then the last sales price on the national  securities exchange on which such shares are listed, or if not listed on any exchange, the last sales prices on the NASDAQ System) on the Date of Termination  (or if no such prices are reported on the Date of
               Termination,   then  on  the  last  day  prior  to  the  Date  of

               Termination  on which such prices are  reported)  and the highest per  share  price  for  the  Company's  Shares  actually  paid in connection  with a change in control of the Company  over the per share  exercise  price  of  each  option  held  by the  Executive
               (whether or not then fully exercisable), times (ii) the number of the  Company's  Shares  covered by each such option;  and

                    (D) The Company  shall also pay to the  Executive  all legal fees and expenses incurred by him as a result of such termination
               (including  all  such  fees and  expenses,  if any,  incurred  in contesting or disputing any such termination  provided,  that his claims or defenses  are upheld,  in whole or in part,  whether by judgment,  settlement  or  otherwise,  or in seeking to obtain or enforce  any right or benefit  provided by this  Agreement  or in connection  with any tax audit or  proceeding  pertaining to this
               Agreement).

               (c) If the Executive shall terminate his employment hereunder for
Good  Reason in the  absence of a change in control  of the  Company,  or if the
Company shall  terminate his employment on account of disability or death,  then he shall be entitled to the  benefits  provided in Section  5.03(b)  above other than the  Severance  Payment.

               (d) All amounts  payable under this Section 5.03 shall be paid to the Executive no later than fifteen (15) days after the date of  termination  of his  employment.

               (e) The Executive shall not be required to mitigate the amount of any  payment  provided  for in this  Section 5 by seeking  other  employment  or otherwise,  nor shall the amount of any payment or benefit  provided for in this
Section  5 be  reduced  by any  compensation  earned  by him  as the  result  of employment by another employer,  by retirement  benefits,  by offset against any amount  claimed  to be owing  by him to the  Company,  or  otherwise  except  as specifically  provided in this  Section 5.

               (f) In addition  to all other  amounts  payable to the  Executive under this  Section 5, he shall be entitled to receive all  benefits  payable to him under all other plans or  agreements  relating to  retirement  benefits.

          6.  TERMINATION FOR CAUSE. The Company shall have the right, by thirty
(30) days prior written notice to the Executive,  to terminate the employment of the Executive under this Agreement, as well as any and all compensation to which the Executive  would  otherwise be entitled  hereunder  (except for any benefits referred to in Section  4.02 hereof in which the  Executive  has a vested  right under the terms and  conditions  of the plan or program  pursuant  to which such benefits  were  granted),  if the Executive  shall commit an Act of Default.

          7.  TERMINATION IN CASE OF DISABILITY OR DEATH.

               (a) If the Executive,  due to physical or mental injury, illness, disability or incapacity,  is unable fully to perform his duties hereunder for a consecutive  period of six months, or an aggregate of eight months in any twelve month period,  the Company may, at its option,  terminate this Agreement and the
Executive's  employment  hereunder by written notice to the  Executive,  and the
Executive's employment shall thereupon terminate as of a date to be specified in such notice, which date shall not be less than fifteen days after the sending of such notice.

               (b) If the Executive shall die during the term of this Agreement,
this  Agreement  and  the  Executive's   employment  hereunder  shall  terminate
immediately  upon the  Executive's  death.  The estate of the Executive shall be entitled to  receive,  as a death  benefit,  an amount  equal to (i)  $2,000000, payable  within 45 days after the death of the  Executive and (ii) three month's salary payable in three consecutive monthly installments,  commencing on the 1st day of the  month  following  such  death.

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          8.  NON-DISCLOSURE  OF CONFIDENTIAL  INFORMATION AND  NON-COMPETITION.

              8.01. NON-DISCLOSURE.  (a) The Executive acknowledges that he has been  informed  that it is the policy of the  Company to  maintain as secret and confidential  all information (i) relating to the products,  processes,  designs and/or systems used by the Company and (ii) relating to the customers, employees and suppliers of the Company (all such  information is hereafter  referred to as
"confidential  information"),  and the Executive further  acknowledges that such confidential information is of great value to the Company. The parties recognize that the services to be performed by the Executive  are special and unique,  and that by  reason  of his  employment  by the  Company,  he has and  will  acquire confidential information as aforesaid. The parties confirm that it is reasonably necessary  to protect the  Company's  goodwill  that the  Executive  agree,  and accordingly the Executive does agree, in consideration of the premises set forth in this  Agreement,  that he will  not  directly  or  indirectly  (except  where authorized  by the Board of  Directors  of the  Company  for the  benefit of the
Company):

                    (A) divulge to any  persons,  firms or  corporations,  other than the Company (hereinafter  referred to collectively as "third parties"), or use or cause to authorize any third parties to use, any  such  confidential  information,  or any  other  information regarded as  confidential  and  valuable by the Company  which he knows or should know is regarded as confidential  and valuable by the Company  (whether or not any of the foregoing  information is actually novel or unique or is actually known to others);  or

                    (B) solicit or cause or authorize  directly or indirectly to be solicited for employment, for or on behalf of himself or third parties,  any  persons who were at any time within one year prior to the cessation of his  employment  hereunder,  employees of the
               Company;  or

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                    (C) employ or cause or authorize  directly or  indirectly to be employed,  for or on behalf of himself or third  parties,  any such employees of the Company.

               (b) The  restrictions  in Paragraphs  (A) through (C) shall apply
(i) during the term of the Executive's  employment  hereunder,  and (ii) for one
(1) year  thereafter if the employment is terminated  pursuant to Section 6, and
(iii) shall not survive the term of the Executive's employment if the employment is terminated  other than pursuant to Section 6.

               8.02.   REMEDIES.   The  Executive  agrees  that  any  breach  or
threatened  breach by him of any  provision of this Section 8 shall  entitle the
Company,  in addition to any other legal  remedies  available to it, to apply to any court of competent  jurisdiction to enjoin such breach or threatened breach.
The  parties  understand  and  intend  that  each  restriction  agreed to by the
Executive  hereinabove  shall be construed as separable and divisible from every other restriction,  and that the  unenforceability,  in whole or in part, of any
other   restriction  will  not  affect  the   enforceability  of  the  remaining
restrictions and that one or more of all of such restrictions may be enforced in whole or in part as the circumstances  warrant.

               8.03. COMPANY. For purposes of this Section 8, the term "Company"
shall  mean  and  include  any  and all  subsidiaries,  parents  and  affiliated corporations  of the Company in existence from time to time.

               9. LIFE  INSURANCE.  The  Executive  agrees  that the Company may apply for and purchase one or more life insurance  policies on his life, and the
Executive  acknowledges that the Company has an insurable  interest in his life.
The  Executive  agrees to take all actions  reasonably  necessary  to enable the
Company to procure such policies, including without limitation, the execution of any  consents  or  applications  and  the  undergoing  of one or  more  physical examinations.

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               10.  REPRESENTATIONS.  The Company hereby represents and warrants to the Executive  that the  execution by the Company of this  Agreement has been authorized  by  all  necessary  corporate  action.

               11.   NOTICES.   All   notices,   requests,   demands   or  other
communications  hereunder  shall be deemed to have been  given if  delivered  in writing,  personally  or by  registered  mail,  to each party at the address set forth below,  or at such other address as any party may  hereafter  designate in writing to the other: If to the Company:

                        United Capital Corp.
                        9 Park Place
                        Great Neck, New York 11021
                        Attn: Secretary

            If to the Executive:

                        A.F. Petrocelli
                        152 West Shore Road
                        Kings Point, New York 11024

               12.  SEVERABILITY.  In the  event  that  any  one or  more of the provisions of this  Agreement  shall be declared to be illegal or  unenforceable under any law, rule or regulation of any government having jurisdiction over the parties  hereto,  such  illegality  or  unenforceability  shall not  affect  the legality and  enforceability  of the other  provisions  of this  Agreement.

               13.  WAIVER.  No  waiver by the  Company  of any  default  by the
Executive or breach by him of his covenants under this Agreement shall be deemed a waiver of any future breach or default,  whether or not such breach or default is of the same nature.

               14.  ENTIRE  AGREEMENT.   This  Agreement   contains  the  entire
understanding  of the  parties  with  respect  to  the  subject  matter  hereof, supersedes  any prior  agreement  between  the parties and may not be changed or terminated  orally.  No change,  termination  or attempted  waiver of any of the

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provisions  hereof  shall be binding  unless in writing  and signed by the party against  whom the same is sought to be  enforced;  provided,  however,  that the
Executive's  compensation may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

               15. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and shall inure to the benefit of the respective heirs,  legal  representatives, successors and assigns of the parties hereto.

               16. HEADINGS.  The headings in this Agreement are for convenience only and shall not be deemed to constitute a part hereof,  nor shall they affect the  construction  or  interpretation  of any provision of this  Agreement.

               17.  GOVERNING  LAW.  All matters  concerning  the  validity  and interpretation  of and performance under this Agreement shall be governed by the laws of the State of New York.  IN WITNESS  WHEREOF,  the  parties  hereto  have executed this Agreement as of the date first above written.

                                UNITED CAPITAL CORP.

                                By: /s/ Anthony J. Miceli
                                    --------------------------------------------
                                    Anthony J. Miceli
                                    Vice President & Chief Financial Officer

                                /s/ A.F. Petrocelli
                               -------------------------------------------------
                                    A.F. Petrocelli

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